UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 19, 2004

                           ENZON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                         0-12957                22-2372868
(State or other jurisdiction of           (Commission            (IRS Employer
        incorporation)                    File Number)          Identification)

                685 Route 202/206, Bridgewater, New Jersey 08807
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (908) 541-8600

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5. Other Events

Enzon Pharmaceuticals, Inc. ("Enzon"; NASDAQ: ENZN) and Inex Pharmaceuticals Corporation ("INEX"; TSX: IEX) today announced a strategic partnership to develop and commercialize INEX's proprietary oncology product Onco TCS.

Under the terms of the agreement, Enzon receives the exclusive North American commercialization rights for Onco TCS for all indications. The lead indication is relapsed aggressive non-Hodgkin's lymphoma (NHL) for which INEX is in the process of submitting a "rolling" New Drug Application (NDA) to the United States Food and Drug Administration (FDA), which is expected to be completed during the first quarter of calendar year 2004. The product is also in numerous phase II clinical trials for several other cancer indications, including first-line NHL.

INEX receives a US$10 million up-front payment and will receive up to a US$20 million payment upon Onco TCS receiving approval from the FDA. Additional development milestones and sales based bonus payments could total US$43.75 million, of which US$10 million is payable upon annual sales first reaching US$125 million and US$15 million is payable upon annual sales first reaching US$250 million. INEX will also receive a percentage of commercial sales of Onco TCS and this percentage will increase as sales reach certain predetermined thresholds.

INEX has the option of complementing Enzon's sales efforts by co-promoting Onco TCS through the formation of a dedicated North American sales and medical science liaison force. The costs of building INEX's co-promotion force would be shared equally by both companies and Enzon will record all sales in the licensed territories.

Enzon and INEX will share equally the future development costs designed to obtain and maintain marketing approvals in North America for Onco TCS, while Enzon will pay all sales and marketing costs and certain other post-approval clinical development costs typically associated with commercialization activities. Enzon plans to market Onco TCS through its entire North American sales force of approximately 60 people, which currently markets ABELCET(R), ONCASPAR(R), and DEPOCYT(R) to the oncology market.

INEX retains manufacturing rights and will initially manufacture and supply the drug and be reimbursed by Enzon. INEX and Enzon are discussing the potential of transferring manufacturing to Enzon's sterile injectable manufacturing facility in Indianapolis, Indiana where Enzon manufacturers its commercial drug ABELCET(R) (Amphotericin B Lipid Complex Injection) and where MYOCET(TM) (liposome encapsulated doxorubicin citrate complex) is manufactured for Elan Corporation, plc.

The companies will also explore the acquisition and joint development of other cancer drugs.

About Onco TCS

Onco TCS is a proprietary drug comprised of the widely used off-patent cancer drug vincristine encapsulated in INEX's TCS (liposomal) drug delivery technology. The TCS technology provides prolonged blood circulation, tumor accumulation and extended drug release at the cancer site. These characteristics are designed to increase the effectiveness and reduce the side effects of the encapsulated drug.

INEX has completed a pivotal phase II/III clinical trial treating relapsed aggressive NHL with Onco TCS. Currently, there is no effective treatment for patients with aggressive NHL that have relapsed following first-line and second-line treatment.

INEX's multi-center pivotal phase II/III trial treated 119 NHL patients who had not responded to their previous therapy or had responded and subsequently relapsed. After treatment with Onco TCS, an overall response rate of 25% was attained. The results of this pivotal trial were released in June 2003 and presented in December 2003 at the American Society of Hematology annual conference along with interim results from two ongoing phase II trials in relapsed Hodgkin's disease and relapsed B-cell lymphoma.

INEX has submitted two major sections of its "rolling" NDA to the FDA seeking marketing approval for Onco TCS as a treatment for relapsed aggressive NHL. The first section was submitted September 30, 2003 and included nonclinical, safety and pharmacology data. The second section was submitted December 3, 2003 and included data on manufacturing process, stability of the drug, composition of the drug and other chemistry and related information. INEX expects the third and final section, containing data from clinical trials, to be submitted during the first quarter of calendar year 2004.

A "rolling" NDA is a process used by the FDA to expedite the review of a drug intended for the treatment of a serious or life threatening condition and that demonstrates the potential to address an unmet medical need. This allows the FDA to begin to review sections of the NDA as they are submitted, as opposed to the normal approval process, which requires the entire NDA to be submitted at one time. In order to be eligible to submit a rolling NDA, a company will usually have been granted Fast Track designation by the FDA, which INEX received in August 2000.

Subject to acceptance of the full NDA for review, INEX expects to have a response from the FDA within six months. If approved, it is anticipated that Onco TCS could be introduced to the marketplace before the end of calendar year 2004 or early in 2005.

Although INEX has chosen to file an NDA for relapsed aggressive NHL as the first route to approval for Onco TCS, Enzon and INEX intend to develop Onco TCS for use as a stand-alone drug and/or in combination therapy for several cancers in which vincristine is now used. Onco TCS is being evaluated in several phase II clinical trials as a treatment for first-line NHL, relapsed small cell lung cancer, relapsed Hodgkin's disease, relapsed acute lymphoblastic leukemia, relapsed pediatric malignancies, relapsed NHL in combination with the approved cancer drug Rituxan(R) (rituximab), and relapsed NHL in combination with the approved cancer drug etoposide.

About Non-Hodgkin's Lymphoma (NHL)

NHL is the fifth-leading cause of cancer deaths in the United States (23,400 estimated in 2003) and the sixth-leading cause of cancer deaths in Canada (2,800 estimated in 2003), according to estimates of the American Cancer Society and the Canadian Cancer Society. Approximately 53,400 and 6,400 new cases were diagnosed in the U.S. and Canada respectively in 2003.

Enzon Conference Call

Company management of Enzon will be hosting a conference call on Tuesday, January 20, 2004 at 7:30 AM EST regarding the agreement. All interested parties can access the call using the following information:

            Domestic dial-in number                     888-423-3274
            International dial-in number                612-332-0345
            Access Code                                 717868

Enzon's conference call will also be webcast in a "listen only" mode via the internet at http://www.vcall.com. Additionally, for those parties unable to listen at the time of Enzon's conference call, a rebroadcast will be available following the call from Tuesday, January 20, 2004 at approximately 11:00 AM. This rebroadcast will end on Tuesday, January 27, 2004 at 11:59PM. The rebroadcast may be accessed using the following information:

            Domestic Dial-In Number:                    800-475-6701
            International Dial-In Number:               320-365-3844
            Access Code:                                717868

INEX Conference Call

Company management of INEX will be hosting a conference call on Wednesday, January 14, 2004 at 8:30 AM EST regarding the formation of the partnership. All interested parties can access the call using the following information:

            Dial-In Number:                             416-405-9328
            North American toll free access:            800-387-6216

INEX's conference call will also be webcast via the internet at www.inexpharm.com.

Additionally, for those parties unable to listen at the time of INEX's conference call, a replay will be available shortly following the completion of the call. This rebroadcast will end on January 20, 2004 at 11:59 PM. The rebroadcast may be accessed using the following information:

            Dial-In Number:                             416-695-5800
            North American toll free access:            800-408-3053
            Access Code:                                1520395

About INEX

INEX is a Canadian biopharmaceutical company developing and commercializing proprietary drugs and drug delivery systems to improve the treatment of cancer.

INEX entered into the partnership with Enzon through agreements entered into by its wholly owned U.S. subsidiary, Inex Pharmaceuticals, Inc.

About Enzon

Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The company has developed or acquired a number of marketed products, including PEG-INTRON(R), marketed by Schering-Plough, and ABELCET(R), ONCASPAR(R), ADAGEN(R), and DEPOCYT(R), which are all marketed in North America by Enzon's hospital and oncology sales forces. Enzon's science-focused strategy includes an extensive drug development program that leverages the Company's macromolecular engineering technology platforms, including PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional products, projects, and technologies. Enzon has several drug candidates in various stages of development, independently and with partners.

There are forward-looking statements contained herein that are not based on historical fact, including without limitation statements containing the words "believes," "may," "plans," "will," "estimate," "continue," "anticipates," "intends," "expects," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments discussed above. Such factors include the risk that Onco-TCS may not receive regulatory approval from the FDA, as well as those described in Enzon's Form 10-K and Forms 10-Q on file with the SEC and INEX's publicly filed periodic reports and others, such as, (i) as to Enzon, Enzon's ability to successfully launch and market Onco-TCS, Enzon's ability to sustain profitability, and positive cash flow; risks in obtaining and maintaining regulatory approval for indications and expanded indications for Enzon's products; market acceptance of and continuing demand for Enzon's products; timing and results of clinical trials and the impact of competitive products and pricing and (ii) as to INEX, INEX's stage of development, lack of product revenues, additional capital requirements, risks associated with the completion of clinical trials and obtaining regulatory approval to market INEX's products, risks associated with the failure to secure all necessary intellectual property from third parties, the ability to protect its intellectual property and dependence on collaborative partners. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information in this press release is as of January 20, 2004, and Enzon and INEX undertake no duty to update this information.

This release is also available at http://www.enzon.com and http://www.inexpharm.com

Contacts for Enzon Pharmaceuticals,        Contacts for Inex Pharmaceuticals
Inc.                                       Corporation

Investors                                  Investors
Susan M. Mesco                             Ian Mortimer
Director, Investor Relations               Senior Director, Investor Relations
Phone: 908-541-8678                        Phone: 604-419-3200

Media                                      Media
Euro RSCG Life NRP                         James Hoggan & Associates Inc.
Mark Vincent                               Karen Cook Boas
Phone: 212-845-4239                        Phone: 604-739-7500

Enzon's common shares are traded on NASDAQ under the trading symbol "ENZN".

INEX's common shares are traded on the Toronto Stock Exchange under the trading symbol "IEX".

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2004


                                        By: /s/ Kenneth J. Zuerblis
                                            ---------------------------
                                            Kenneth J. Zuerblis
                                            Vice President, Finance and
                                            Chief Financial Officer